                                                                    EXHIBIT 32.1

      CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT
                                       TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Alaska Communications Systems Group, Inc. (the "Company") on Form 10-Q for the period ending June 30, 2003 (the "Report"), I, Charles E. Robinson, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: July 31, 2003                    /s/ Charles E. Robinson
                                        -----------------------
                                       Charles E. Robinson
                                       Chief Executive Officer and
                                       Chairman of the Board of
                                       Alaska Communications Systems Group, Inc.